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                                                                     Exhibit 2.3

                              CERTIFICATE OF MERGER

                                       OF

                           HERITAGE PRODUCTIONS, INC.

                                      INTO

                            HERITAGE WORLDWIDE, INC.

       Pursuant to Section 252(c) of the Delaware General Corporation Law

     The undersigned, being the surviving corporation, hereby sets forth as follows:

     FIRST: The name of the surviving corporation is Heritage Worldwide, Inc.; its state of incorporation is Delaware.

     SECOND: The name of the non-surviving corporation is Heritage Productions, Inc.; its state of incorporation is Louisiana.

     THIRD: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 252(c) of the State of Delaware General Corporation Law.

     FOURTH: The Certificate of Incorporation of Heritage Worldwide, Inc. shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation; the address of said principal place of business is 712 Fifth Avenue, 7th Floor, New York, New York 10019.

     SIXTH: A copy of the Agreement of Merger will be furnished by Heritage Worldwide, Inc., on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of Heritage Worldwide, Inc. is 50,000,000 shares of common stock, $.001 par value and 5,000,000 shares of preferred stock.

     IN WITNESS WHEREOF, this certificate is hereby executed this twenty-fourth day of August, 2001.

                                                     HERITAGE WORLDWIDE, INC.

                                                     /s/ HOWARD BLUM
                                                     ------------------------
                                                     Howard Blum, President


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                            Certificate of Secretary

                                       of

                            HERITAGE WORLDWIDE, INC.
                            (a Delaware corporation)

     The undersigned, being the Secretary of Heritage Worldwide, Inc., does hereby certify that the foregoing Agreement of Merger has been duly approved by the shareholders entitled to vote of Heritage Worldwide, Inc. in the manner provided by the laws of the State of Delaware which are the laws under which said corporation was formed.

Executed on this 24th day of August, 2001.



                                                     /s/ HOWARD BLUM
                                                     -----------------------
                                                     Howard Blum, Secretary